UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

SERVE ROBOTICS INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SERVE ROBOTICS INC.

730 Broadway

Redwood City, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 12:00 p.m. Pacific Time on July 22, 2024

Dear Stockholders of Serve Robotics Inc.:

We cordially invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Serve Robotics Inc., a Delaware corporation, which will be held on July 22, 2024 at 12:00 p.m. Pacific Time. The Annual Meeting will be held as a virtual meeting, which will be conducted via live webcast. In order to attend the Annual Meeting, you must register in advance at www.virtualshareholdermeeting.com/SERV2024 prior to the deadline of 11:45 a.m. Pacific Time on July 22, 2024. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Annual Meeting. You will not be able to attend the meeting in person. The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	To elect the two nominees to serve as Class I directors until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of dbbmckennon as our independent registered public accounting firm for our fiscal year ending December 31, 2024;

3.	To approve an amendment to increase the shares authorized for issuance under our 2023 Equity Incentive Plan (the “2023 Plan”); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on May 28, 2024 as the record date for the Annual Meeting. Only stockholders of record on May 28, 2024 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

On or about June 7, 2024, we expect to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice will contain instructions on how to access our Proxy Statement and our annual report. The Notice provides instructions on how to vote via the internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying Proxy Statement and our annual report can be accessed directly at the following internet address: www.proxyvote.com. All you have to do is enter the control number located on your Notice or proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote promptly via the internet, telephone or mail.

We appreciate your continued support of Serve Robotics Inc.

By order of the board of directors,

Ali Kashani

Chief Executive Officer

Redwood City, California

June 7, 2024

i

SERVE ROBOTICS INC.

PROXY STATEMENT
FOR THE

2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 12:00 p.m. Pacific Time on July 22, 2024

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the 2024 annual meeting of stockholders of Serve Robotics Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on July 22, 2024 at 12:00 p.m. Pacific Time. The Annual Meeting will be held as a virtual meeting, which will be conducted via live webcast. In order to attend the Annual Meeting, you must register in advance at www.virtualshareholdermeeting.com/SERV2024 prior to the deadline of 11:45am Pacific Time on July 22, 2024. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Annual Meeting. You will not be able to attend the meeting in person. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report is first being mailed or available to stockholders on or about June 7, 2024 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

All references to “Serve” refer to Serve Operating Co. (formerly known as Serve Robotics Inc.), a privately held Delaware corporation and our direct, wholly-owned subsidiary. Unless otherwise stated or the context otherwise indicates, references to the “Company”, “we”, “our”, “us” or similar terms refer to Serve Robotics Inc. (formerly named Patricia Acquisition Corp.) together with its wholly-owned subsidiary, Serve. Serve holds all material assets and conducts all business activities and operations of Serve Robotics Inc.

What is Serve Robotics Inc.?

We were incorporated as Patricia Acquisition Corp. in the State of Delaware on November 9, 2020. Prior to the Merger (as defined below), Patricia Acquisition Corp. was a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). On July 31, 2023, our wholly-owned subsidiary, Serve Acquisition Corp., a corporation formed in the State of Delaware (“Acquisition Sub”), merged with and into Serve, pursuant to the terms of an Agreement and Plan of Merger and Reorganization, by and between the Company, Acquisition Sub and Serve (the “Merger Agreement”). Pursuant to this transaction (the “Merger”), Serve was the surviving corporation and became our wholly owned subsidiary, and all of the outstanding stock of Serve was converted into shares of our common stock. All of Serve’s outstanding warrants and options were assumed by us. Following the consummation of the Merger, Serve changed its name to “Serve Operating Co.” and we acquired the business of Serve and continued the existing business operations of Serve as a public reporting company under the name “Serve Robotics Inc.”

What matters am I voting on?

You will be voting on the following proposals:

●	the election of two Class I directors to serve until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

●	the ratification of the appointment of dbbmckennon as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

●	to approve an amendment to increase the shares authorized for issuance under the 2023 Plan.

Additionally, stockholders may be asked to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

●	“FOR” the election of Sarfraz Maredia and David Goldberg as Class I directors.

●	“FOR” the ratification of the appointment of dbbmckennon as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

●	“FOR” the amendment to increase the shares authorized for issuance under the 2023 Plan.

Who is entitled to vote?

Holders of our common stock as of the close of business on May 28, 2024, the record date for the Annual Meeting (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting.

Registered Stockholders. If on the Record Date, shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If on the Record Date, shares of our common stock are held on your behalf in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares and are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker or nominee’s procedures for obtaining a legal proxy. Your broker or nominee is obligated to provide you with instructions to vote before the Annual Meeting or to obtain a legal proxy if you wish to vote on your own behalf at the Annual Meeting. If your broker or nominee is participating in an online program that allows you to vote over the internet or by telephone, your Notice or other voting instruction form will include that information. If what you receive from your broker or other nominee does not contain internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your broker or nominee. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, trustee or other nominee as “street name stockholders.”

A list of stockholders of record entitled to vote shall be available to any stockholder for any purpose relevant to the Annual Meeting for 10 days prior to the Annual Meeting upon request to the Corporate Secretary. Please send the request to Serve Robotics Inc., Attention: Corporate Secretary, 730 Broadway, Redwood City, CA 94063.

What constitutes a quorum for the Annual Meeting?

A quorum is required for stockholders to conduct business at the Annual Meeting. The presence, present by remote communication or represented by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. As of the close of business on the Record Date, there were 37,098,653 shares of our common stock outstanding. Shares present, virtually or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a stockholder’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law, our certificate of incorporation or our bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “routine” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-routine” item. If you do not instruct your broker how to vote with respect to this proposal, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a “routine” item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you. Proposal No. 3 is considered to be a “non-routine” item. If you do not instruct your broker how to vote with respect to this proposal, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as broker “non-votes.”

How many votes do I have?

In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.

How many votes are needed to approve each proposal?

●	Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. Any shares not voted “FOR” a particular nominee (as a result of an abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHELD” on each of the nominees.

●	Proposal No. 2: The ratification of the appointment of dbbmckennon requires the affirmative vote of a majority of the shares of our common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote. “Majority” means the number of shares voted “FOR” Proposal No. 2 must exceed the number of votes “AGAINST” Proposal No. 2. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

●	Proposal No. 3: The amendment to increase the shares issuable under our 2023 Equity Incentive Plan requires the affirmative vote of a majority of the shares of our common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote. “Majority” means the number of shares voted “FOR” Proposal No. 3 must exceed the number of votes “AGAINST” Proposal No. 3. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

How do I vote?

If you are a stockholder of record, there are three ways to vote:

●	By Internet: You may submit a proxy over the internet by following the instructions at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 21, 2024 (have your Notice or proxy card in hand when you visit the website);

●	By Toll-Free Telephone: You may submit a proxy by calling 1-800-690-6903 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 21, 2024 (have your Notice or proxy card in hand when you call); or

●	By Mail: You may complete, sign and mail your proxy card (if you received printed proxy materials) which must be received by us by 11:59 p.m. Eastern Time on July 21, 2024.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank trustee or other nominee in order to instruct your broker or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, by telephone or by internet. However, the availability of telephone and internet voting will depend on the voting process of your broker or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee.

Can I change my vote after submitting my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before date of the Annual Meeting in any one of the following ways:

●	You may enter a new vote by internet or by telephone until 11:59 p.m. Eastern Time on July 21, 2024;

●	You may submit another properly completed proxy card by mail with a later date, which must be received by us by 11:59 p.m. Eastern Time on July 21, 2024; or

●	You may send written notice that you are revoking your proxy to Serve Robotics Inc., Attention: Corporate Secretary, 730 Broadway, Redwood City, CA 94063, which must be received by us by 11:59 p.m. Eastern Time on July 21, 2024.

If you are a street name stockholder, your broker or nominee can provide you with instructions on how to change your vote.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Our Board has designated Touraj Parang and Brian Read as proxy holders. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described under “How does the Board recommend I vote on these proposals?” above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned to a later date, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions before the new date, as described above.

How can I participate in the virtual Annual Meeting?

There is no physical location for the Annual Meeting. Stockholders of record as of the close of business on the Record Date are entitled to participate virtually in the Annual Meeting, including to vote your shares online during the Annual Meeting and to ask questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SERV2024. To participate and vote in the Annual Meeting, you will need the control number included on your proxy card or voting instruction form.

We are committed to ensuring, to the extent possible, that stockholders will be given the same participation rights that they would be given if they attended an in-person meeting. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 12:00 p.m. Pacific Time. Online check-in will begin at 11:45 a.m. Pacific Time, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number provided on the log-in page of the virtual meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting. Please be aware that participating in the Annual Meeting will not, by itself, revoke a proxy. See, “Can I change my vote after submitting my proxy?” above for more details.

How do I submit questions during the meeting?

Stockholders may submit questions during the Annual Meeting by visiting www.proxyvote.com and using their 16-digit control number to enter the meeting. Questions may be submitted by typing them into the text box provided.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about June 7, 2024 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact of our Annual Meeting.

How are proxies solicited for the Annual Meeting and who will bear the cost of this solicitation?

Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies by telephone or by personal or other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other nominee vote my shares if I fail to provide timely directions?

Brokerage firms and other nominees, for example banks or agents, holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on Proposal No. 2, our sole “routine” matter, but brokers and nominees cannot use their discretion to vote “uninstructed” shares with respect to matters that are considered “non-routine” under the rules of the New York Stock Exchange (“NYSE”), even though we are a Nasdaq-listed company. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not contested), executive compensation (including any advisory stockholder vote on executive compensation) and certain corporate governance proposals, even if these proposals are supported by management. Accordingly, your broker or nominee may not vote your shares on Proposals No. 1 or No. 3 without your instructions but may vote your shares on Proposal No. 2.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K (“Form 8-K”) that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

What is the deadline for stockholders to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2025 annual meeting of stockholders, we must receive the written proposal at our principal executive offices not later than February 7, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Serve Robotics Inc.
Attention: Corporate Secretary
730 Broadway
Redwood City, CA 94063

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our Proxy Statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting; (ii) otherwise properly brought before such meeting by or at the direction of our Board; or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2025 annual meeting of stockholders, we must receive the written notice at our principal executive offices:

●	not earlier than March 24, 2025 and

●	not later than the close of business on April 23, 2025.

In the event that we hold our 2025 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received no earlier than the close of business on the 120th day before our 2025 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

●	the 90th day prior to our 2025 annual meeting of stockholders; or

●	the 10th day following the day on which public announcement of the date of our 2025 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws and send timely notice in accordance with our amended and restated bylaws, which, in general, require that the notice be received by us within the time periods described above under “—Stockholder Proposals” for stockholder proposals that are not intended to be included in a Proxy Statement. In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules in connection with our 2025 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 23, 2025.

Availability of Bylaws

Our amended and restated bylaws are part of our public filings on the SEC’s website at www.sec.gov. You may also contact our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently composed of six members. Four of our current directors (Messrs. Jordan, Maredia, Pourdad and Vincent) are independent within the meaning of the listing standards of The Nasdaq Stock Market (“Nasdaq”), and, if elected, Mr. Goldberg will be independent. Our Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Board Leadership Structure

We believe that all members of our Board should have a voice in the affairs and the management of the Company. Our Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairperson of the Board, as our Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board believes that our stockholders are best served at this time by having a Chairperson who is an integral part of our Board structure and a critical aspect of effective corporate governance.

Dr. Kashani has served as Chairman of our Board since July 2023. Our Board determined that having the Chief Executive Officer serve as Chairman of the Board is in the best interest of our stockholders at this time because of the efficiencies achieved in having the role of Chief Executive Officer and Chairman of the Board combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of our Board as a whole. Dr. Kashani brings considerable skills and experience, as described below, to the role. As the Chairman of our Board, Dr. Kashani has significant responsibilities, which are set forth in our bylaws, and include, in part:

●	Establishing the agenda for regular meetings of our Board;

●	Coordinating with the committee chairs regarding meeting agendas and information requirements and presiding over meetings of our Board; and

●	Coordinating the activities of the other directors and performing such other duties as our Board may establish or delegate from time to time.

The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our Chairman and other directors, provides balance on our Board and promotes strong, independent oversight of our management and affairs.

Role of the Board of Directors in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss any major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee monitors compliance with legal and regulatory requirements and is responsible for the oversight of cybersecurity risks. Our compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Family Relationships

There are no family relationships between our Board and any of our executive officers.

Director Independence

Our common stock is listed on Nasdaq. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, as affirmatively determined by the Board. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and the Nasdaq listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq listing standards.

Our Board has undertaken a review of the independence of each of our directors and director nominees. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that each member of our Board other than Dr. Kashani and Mr. Parang qualifies as “independent” as defined under the applicable Nasdaq and SEC rules. Our Board has nominated David Goldberg to serve as a Class I director to be elected at the Annual Meeting and has determined that Mr. Goldberg is “independent” under applicable Nasdaq and SEC rules.

In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Kashani and Mr. Parang are not deemed independent due to their positions as our Chief Executive Officer and Chief Operating Officer, respectively.

Board Meetings and Committees

Following the closing of the Merger, our Board held two meetings (including regularly scheduled and special meetings) in the fiscal year ended December 31, 2023. The audit committee met once following the closing of the Merger in the fiscal year ended December 31, 2023. The compensation committee did not meet following the closing of the Merger in the fiscal year ended December 31, 2023. The nominating and governance committee did not meet following the closing of the Merger in the fiscal year ended December 31, 2023. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our Board on which he served during the periods that he served.

Pursuant to our corporate governance guidelines, we encourage, but do not require, directors to attend our annual meeting of stockholders.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and governance committee. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The audit committee currently consists of Messrs. Jordan, Pourdad and Vincent, and, assuming Mr. Goldberg is elected, will consist of Messrs. Goldberg, Jordan and Vincent after the Annual Meeting. Our Board has determined that each member of the audit committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the audit committee is Mr. Pourdad, and, assuming Mr. Goldberg is elected at the Annual Meeting, will be Mr. Goldberg. Our Board has determined that each of Messers. Pourdad and Goldberg is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the audit committee include:

●	helping our Board oversee our corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

●	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	overseeing our policies on risk assessment and risk management;

●	overseeing compliance with our Code of Business Conduct and Ethics;

●	reviewing related person transactions; and

●	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter of our audit committee is available on our website at www.serverobotics.com under “Investors — Governance disclosures.”

Compensation Committee

Our compensation committee consists of Messrs. Jordan and Vincent. The chair of the compensation committee is Mr. Vincent. Our Board has determined that each member of the compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our compensation committee is to discharge the responsibilities of our Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee will include:

●	reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our Chief Executive Officer, other executive officers and senior management;

●	reviewing and recommending to our Board the compensation paid to our non-employee directors;

●	administering our equity incentive plans and other benefit programs;

●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter of our compensation committee is available on our website at www.serverobotics.com under “Investors — Governance disclosures.”

Compensation Committee Processes and Procedures

The compensation committee meets from time to time in executive session, and, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation. In addition, under the charter, our compensation committee has the authority to obtain advice, reports or opinions from internal or external counsel and other expert advisors, at the Company’s expense, that the compensation committee considers necessary or appropriate in the performance of its duties. Our compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, our compensation committee has the sole authority to retain and terminate, in its sole discretion, compensation consultants, legal counsels or other advisors to assist in its evaluation of Chief Executive Officer or executive officer compensation. Under the charter, our compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Nominating and Governance Committee

Our nominating and governance committee currently consists of Mr. Pourdad, who also serves as chair, and, assuming Mr. Goldberg is elected, will consist of Mr. Goldberg. Assuming Mr. Goldberg is elected at the Annual Meeting, he will also serve as chair of the nominating and governance committee thereafter. Our Board has determined that Messrs. Pourdad and Goldberg are independent under applicable Nasdaq listing standards.

Specific responsibilities of our nominating and governance committee include:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

●	considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

●	instituting plans or programs for the continuing education of our Board and the orientation of new directors;

●	developing and making recommendations to our Board regarding corporate governance guidelines and matters;

●	overseeing our corporate governance practices;

●	overseeing periodic evaluations of our Board’ performance, including committees of our Board; and

●	contributing to succession planning.

Our nominating and governance committee operates under a written charter that satisfies the applicable Nasdaq listing standards. A copy of the charter of our nominating and governance committee is available on our website at www.serverobotics.com under “Investors — Governance disclosures.”

Diversity of the Board of Directors

We believe our Board should consist of individuals reflecting the diversity represented by our employees, customers, and communities in which we operate. The below Board Diversity Matrix provides the self-identified personal characteristics of our six board members and nominees. Each of the categories listed in the matrix table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of June 7, 2024)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	6	0	0
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	1

Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our Board, the needs of our Board and the respective committees of our Board. Some of the qualifications that our nominating and governance committee considers include, without limitation, issues of character, integrity, judgment, diversity, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and governance committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Our Board believes that it should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full Board the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and governance committee will consider candidates for director recommended by stockholders, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

This process is designed to ensure that our Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact us in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board. Our nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors.

Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to Serve Robotics Inc., Attention: Corporate Secretary, 730 Broadway, Redwood City, CA 94063. To be timely for our 2025 annual meeting of stockholders, we must receive the nomination no earlier than March 24, 2025 and no later than April 23, 2025. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b).

Communications with the Board of Directors

Interested parties wishing to communicate with our Board or with individual members of our Board may do so by writing to our Board or to the particular members of our Board and mailing the correspondence to us at Serve Robotics Inc., Attention: Corporate Secretary, 730 Broadway Redwood City, CA 94063. We will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairperson of our Board.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Governance disclosures portion of our website at www.serverobotics.com under “Investors — Governance disclosures.” We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Insider Trading Policy and Anti-Hedging

Our Board has adopted an Insider Trading Policy (the “Insider Trading Policy”) which governs the purchase, sale and/or other dispositions of the Company’s securities and applies to all directors, officers, employees or contractors of the Company or its subsidiaries. The Insider Trading Policy prohibits members of our Board and all employees, including “officers” under Section 16 of the Exchange Act, from purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engaging in any transactions that hedge the risk of Company stock ownership.

Rule 10b5-1 Trading Plan Policy

We have adopted a Rule 10b5-1 Trading Plan Policy, which permits our officers, directors, and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place and can only put such plans into place while the individual is not in possession of material non-public information. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

Compensation Recovery Policy

In accordance with the requirements of the SEC and Nasdaq listing rules, our Board adopted a Compensation Recovery Policy (the “Compensation Recovery Policy”) on January 24, 2024. The Compensation Recovery Policy provides that, in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.

Compensation Committee Interlocks and Insider Participation

None of our directors who serve as a member of our compensation committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of our Board or compensation committee.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board is currently composed of six members. In accordance with our amended and restated certificate of incorporation, our Board is divided into three staggered classes of directors. At the 2024 Annual Meeting, two Class I directors will be elected for a three-year term.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Maredia and Goldberg. If any nominee becomes unavailable for election as a result of an unexpected occurrence, our Board may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Directors Not Standing for Re-Election at the Annual Meeting

Ali Pourdad will not stand for re-election and will be departing our Board following the completion of his term at the Annual Meeting. Mr. Pourdad has been a valued member of the Board, and we sincerely thank him for his leadership, guidance and service to the Company.

Directors With Terms Expiring at the Annual Meeting

Sarfraz Maredia’s term as a Class I director expires at the Annual Meeting.

Nominees

Our nominating and governance committee has recommended, and our Board has approved, Sarfraz Maredia as nominee for re-election as a Class I director at the Annual Meeting. Mr. Maredia joined our Board in July 2023. If elected, Mr. Maredia will serve as a Class I director until our 2027 annual meeting of stockholders. Mr. Maredia is currently a director of our Company.

In addition, our nominating and governance committee has recommended, and our Board has approved, David Goldberg as nominee for election as a Class I director at the Annual Meeting. If elected, Mr. Goldberg will serve as a Class I director until our 2027 annual meeting of stockholders.

Name	Class	Age	Position	Current Term Expires	Expiration of Term For Which Nominated
Sarfraz Maredia	I	41	Director	2024	2027
David Goldberg(1)(2)	I	42	Director	2024	2027

(1)	Member of the audit committee.
(2)	Member of the nominating and governance committee.

Sarfraz Maredia has served as a member of our Board since July 2023. Since September 2014, Mr. Maredia has been employed at Uber, most recently as Vice President for Delivery and Head of Americas, where he leads Uber Eats’ marketplace business across the United States, Canada and Latin America as well as overseeing Postmates. Prior to his service at Uber, Mr. Maredia joined IQVIA (formerly IMS Health), a global information and technology services company focused on healthcare, in September 2011, where he was promoted to and served as Vice President of Corporate Development until September 2014. He previously advised technology clients as a management consultant at Bain & Company and worked as a private equity and public markets investor at TPG and Dodge & Cox, respectively. Mr. Maredia received his Bachelor’s Degree in Finance from the University of Texas at Austin. We believe that Mr. Maredia’s unique position leading one of the world’s largest on-demand delivery platforms, and his experience in leadership, operations, finance and technology qualify him to serve on our Board.

David Goldberg most recently served as a consultant to our company from September 2023 to March of 2024. Prior to that, he was the Chief Financial Officer of REE Automotive, Ltd. (Nasdaq: REE), an electric vehicle developer and manufacturer, from February 2022 to March 2023. Before joining REE Automotive, Mr. Goldberg had various roles at Magna International, including SVP – Corporate Development from January 2021 to January 2022 and VP – Finance and Corporate Development from May 2018 to December 2020. Mr. Goldberg has a degree in Business Administration from the Ivey Business School at Western University. We believe that Mr. Goldberg is qualified to serve on our board of directors due to his experience and expertise in the automotive and mobility industries.

Continuing Directors

Name	Class	Age	Position	Current Term Expires
James Buckly Jordan(1)(2)	II	44	Director	2025
Olivier Vincent(1)(2)	II	60	Director	2025
Ali Kashani	III	39	Chief Executive Officer and Chairman of the Board	2026
Touraj Parang	III	51	President, Chief Operating Officer and Director	2026

(1) Member of the audit committee

(2) Member of the compensation committee

Ali Kashani co-founded Serve in January 2021 and has served as our Chief Executive Officer and a member of our Board since the Merger in July 2023. Prior to co-founding Serve, he served as Vice President of Postmates Inc., an on-demand food delivery platform, from July 2017 to January 2021. Prior to Postmates, Dr. Kashani was the co-founder and Chief Technology Officer at Neurio Technology, Inc., a smart home technology company acquired by Generac Power Systems, Inc. (NYSE: GNRC) in 2019. Dr. Kashani is an inventor with 15 granted or pending patents. Dr. Kashani received both his Bachelor of Science in Computer Engineering and his Doctorate in Robotics from the University of British Columbia and was awarded Natural Sciences and Engineering Research Council of Canada’s Alexander Graham Bell Canada Graduate Scholarship. Dr. Kashani has served on our Board since the Company’s formation, and we believe he is qualified to remain on the Board due to the institutional knowledge he brings as Co-Founder and Chief Executive Officer of the Company and his business and robotics experience.

Touraj Parang has served as our Chief Operating Officer since the Merger in July 2023. Mr. Parang has also served as Serve’s Chief Operating Officer and as a member of Serve’s board of directors since March 2021, and was appointed President of Serve in July 2022. Prior to joining Serve, Mr. Parang worked at GoDaddy Inc. (NYSE: GDDY) from May 2014 to March 2021, where he began as Senior Director of Corporate Development and most recently served as Vice President of Corporate Development. Prior to that, Mr. Parang was the founding Chief Operating Officer of UpCounsel Technologies, Inc. (acquired by Enduring Ventures, Inc. in 2020), Vice President of Strategy and Corporate Development at Webs, Inc. (acquired by Vistaprint N.V. in 2011) and co-founder and Chief Operating Office of Jaxtr, Inc. (acquired by Sabse Technologies Inc. in 2009). Mr. Parang received his Bachelor of Arts in Philosophy and Economics from Stanford University and his Juris Doctorate from Yale Law School. We believe that Mr. Parang is qualified to serve on our Board due to his extensive experience with early-stage startups and prior leadership role at a publicly traded company.

James Buckly Jordan has served as a member of our Board since July 2023 and as a member of Serve’s board of directors since October 2021. Mr. Jordan founded Vebu Labs, a food robotics and automation solutions company, in October 2018 and has served as its Chief Executive Officer since then. He is also the co-founder of Miso Robotics, a food robotics company, which he co-founded in 2016 and for which he currently serves as the acting President and Chairman of the board of directors. Mr. Jordan also founded Canyon Creek Capital, a venture capital fund, in July 2018 and has served as its Managing Partner since then. He received his Bachelor of Arts in Political Science from Indiana University and his Master of Business Administration from the University of California, Los Angeles Anderson School of Management. We believe Mr. Jordan is qualified to serve on our Board due to his early-stage investment experience in technology companies.

Olivier Vincent has served as a member of our Board since July 2023. Mr. Vincent co-founded and has served as Chief Executive Officer of Autozen Technology Ltd., a marketplace start-up in the automobile world since March 2020. Prior to joining Autozen, Mr. Vincent served as Chief Executive Officer of Spliqs, an AI technology company from January 2019 until March 2020. From December 2016 until January 2019, Mr. Vincent served as President of WeatherBug, a weather application. Mr. Vincent has served on the board of directors of Wishpond Technologies Ltd., a Canadian public company traded on the TSX (OTCMKTS: WPNDF), since December 2020. Mr. Vincent holds a Masters of Engineering in Computer Science from Ecole Nationale Superieure de Techniques Avancées (ENSTA) Paris and a Masters of Business, Entrepreneurship from Hautes Etudes Commerciales (HEC) Paris. We believe that Mr. Vincent is qualified to serve on our Board due to his experience growing and managing technology companies.

Director Compensation

Since our incorporation, no compensation has been earned or paid to Ian Jacobs or Mark Tompkins, who were our sole directors prior to the Merger. Serve became our wholly-owned subsidiary upon the closing of the Merger on July 31, 2023. In connection with the closing of the Merger, and effective July 31, 2023, Messrs. Jacobs and Tompkins resigned from our Board, and our current directors were appointed to our Board. No compensation was paid to our non-employee directors for the fiscal year ended December 31, 2023.

Dr. Kashani and Mr. Parang are employed as our Chief Executive Officer and President and Chief Operating Officer, respectively, and receive no compensation for their service as directors. The compensation received by Dr. Kashani and Mr. Parang as employees is shown in “Executive Compensation⸺Summary Compensation Table” below.

On February 16, 2024, we adopted our Outside Director Compensation Policy (the “Director Compensation Policy”), effective as of January 1, 2024, pursuant to which we pay each non-employee director annual cash retainers and equity awards, as further described below.

Pursuant to the Director Compensation Policy, each non-employee director is entitled to receive an annual cash retainer for service on our Board and an additional annual cash retainer for service on each committee on which the non-employee director is a member. All annual cash retainers are paid quarterly in arrears. In addition, James Buckly Jordan, Ali Pourdad and Olivier Vincent will each receive an initial cash compensation payment in the amount of $11,250, payable on March 31, 2024. No compensation has previously been paid to our non-employee directors.

The fees paid to our non-employee directors for service on our Board and for service on each committee of our Board of which the non-employee director is a member are as follows:

Annual Board Member Service Retainer

All non-employee directors: $20,000

Annual Committee Member Service Retainer

Member of the audit committee: $5,000

Member of the compensation committee: $5,000

Member of the nominating and governance Committee: $5,000

The Director Compensation Policy provides that at each annual stockholder meeting following a non-employee director’s appointment to our Board and subject to such non-employee director’s service on our Board since December 31st of the calendar year prior to such annual meeting, each non-employee director will be granted an option to purchase 20,000 shares of our common stock under the 2023 Plan, which will vest in full upon the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, prorated for partial quarters of service (including the initial quarter of service), subject to the applicable non-employee director’s continuous service through the applicable vesting date; provided that if we do not have an effective Form S-8 registration statement on file with the SEC with sufficient shares available to cover the applicable equity award as of the date such award is granted (an “Effective S-8”), the grant of such equity award shall be delayed until such time there is an Effective S-8.

Notwithstanding the foregoing, for each non-employee director who remains in continuous service as a member of our Board until immediately prior to the consummation of a change in control, any unvested portion of an equity award granted in consideration of such non-employee director’s service as a member of our Board will vest in full immediately prior to, and contingent upon, the consummation of a change in control.

The Director Compensation Policy further provides that upon consummation of our initial public offering and listing of our common stock on Nasdaq or the New York Stock Exchange, non-employee director, other than Mr. Maredia, was granted an option to purchase 20,000 shares of common stock under the 2023 Plan (each, an “Initial Equity Grant”). Each Initial Grant shall vest in full on the one-year anniversary of the date of grant, subject to the applicable the non-employee director’s continued service as a member of our Board through such date; provided that if we do not have an Effective S-8, the grant of such equity award shall be delayed until such time as there is an Effective S-8. Our Board will have discretion to grant additional equity awards to certain non-employee directors for services that exceed the expectations for a non-employee director or for other circumstances determined to be appropriate by our Board. We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and board committees.

The non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Required Vote

For the election of directors, the two nominees receiving the most “FOR” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed dbbmckennon, independent registered public accounting firm, to audit our consolidated financial statements for our year ending December 31, 2024. During our year ended December 31, 2023, dbbmckennon served as our independent registered public accounting firm.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of dbbmckennon as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our audit committee is submitting the appointment of dbbmckennon to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain dbbmckennon. Notwithstanding the appointment of dbbmckennon and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of the Company and our stockholders. Representatives of dbbmckennon are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they desire, but will not be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of dbbmckennon, our Board may reconsider the appointment.

Change in Independent Registered Public Accounting Firm

Dismissal of Raich Ende Malter & Co and Grassi & Co and Engagement of dbbmckennon

Raich Ende Malter & Co. LLP (“REM”) was the Company’s independent registered public accounting firm from November 2020 through June 2022. Effective July 2022, Grassi & Co., CPAs, P.C. (“Grassi”) was appointed as the Company’s independent registered public accounting firm. Following the Merger, (i) Grassi was dismissed as the independent registered public accounting firm of the Company, and (ii) our Board engaged dbbmckennon as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal years ending December 31, 2023 and 2022. Set below under “Principal Accounting Fees and Services” are aggregate fees billed by dbbmckennon, Grassi and REM for professional services rendered for the years ended December 31, 2023 and 2022.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through the date of Grassi’s dismissal, there were no disagreements with Grassi on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grassi, would have caused it to make reference to the subject matter thereof in connection with its report, nor did its report contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through the date of Grassi’s dismissal, neither the Company nor anyone acting on its behalf consulted dbbmckennon regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Principal Accounting Fees and Services

The following table sets forth aggregate fees billed by dbbmckennon, Grassi and REM for professional services rendered for the years ended December 31, 2023 and 2022.

	2023	2022
Audit fees (1)	$144,507	$135,667
Audit-related fees (2)	-	-
Tax fees (3)	-	$1,750
All other fees (4)	-	-
Total Fees	$144,507	$137,417

(1)	Audit fees consist of fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements and review of our interim consolidated financial statements or services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements. The fees for the audit services billed and to be billed dbbmckennon for the years ended December 31, 2023 and December 31, 2022 amounted to $144,507 and $111,917, respectively. The fees for the audit services billed by Grassi and REM for the year ended December 31, 2022 amounted to $23,750.
(2)	Audit-related fees consist of assurance and related services that are reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit fees”. The fees for the audit-related services billed or to be billed by dbbmckennon amounted to $0 for the year ended December 31, 2023. There were no audit-related fees billed by Grassi and REM for the year ended December 31, 2022.
(3)	Tax fees consist of fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning. The fees for the tax services billed and to be billed by dbbmckennon amounted to $0 for the year ended December 31, 2023. The fees for the tax services billed and to be billed by Grassi and REM for professional services for tax compliance, tax advice, and tax planning for the year ended December 31, 2022 amounted to $1,750.
(4)	All other fees consist of fees billed for all other services. There were no fees billed by dbbmckennon, Grassi and REM for other products and services for the years ended December 31, 2023 and 2022.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee charter requires our audit committee to pre-approve all audit and permissible non-audit services and related engagement fees and terms for services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible). We did not have an audit committee prior to the closing of the Merger. Since the closing of the Merger, the audit committee pre-approved all of the audit and audit-related fees billed by dbbmckennon in accordance with SEC requirements.

Required Vote

The ratification of the appointment of dbbmckennon as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF dbbmckennon.

PROPOSAL NO. 3
APPROVAL OF THE COMPANY’S AMENDMENT TO 2023 EQUITY INCENTIVE PLAN

We are seeking approval of the amendment to the Company’s 2023 Plan (the “2023 Plan Amendment”) to increase the shares issuable under the 2023 Plan by 3,703,549 shares at the Annual meeting. Stockholders are encouraged to read the actual text of the 2023 Plan Amendment, which is appended to this Proxy Statement as filed with the SEC as Annex A and may be accessed from the SEC’s website at www.sec.gov.

If stockholders approve the 2023 Plan Amendment, the 2023 Plan Amendment will become effective upon the date of the Annual Meeting.

Summary of Material Changes to the 2023 Plan

The 2023 Plan Amendment will increase the number of shares authorized for issuance under the 2023 Plan by 3,703,549 additional shares. No other substantive changes have been made to the 2023 Plan.

Purpose of Share Reserve Increase

A total of 1,594,800 shares of our common stock were originally reserved for issuance under the 2023 Plan. As of May 28, 2024, a total of 500,958 shares of our common stock remained available for future grants under the 2023 Plan. If stockholders approve the 2023 Plan Amendment, the total number of shares authorized for issuance under the 2023 Plan would be increased by 3,703,549 shares, and as a result, 4,204,507 shares would be available under the 2023 Plan for future awards. This amount excludes any shares that would become available again under the 2023 Plan in connection with expired, cancelled, terminated or forfeited awards. In addition, approval of the 2023 Plan Amendment would permit us to recycle for future awards any shares used to pay an award’s exercise price or withholding obligation.

We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent. If our stockholders do not approve the proposed share increase contemplated by the 2023 Plan Amendment, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and hire new employees, and that we may not be competitive with other companies that offer equity incentives. We consider the 2023 Plan to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of the Company and our stockholders.

Summary of the 2023 Plan

A summary of the material terms of the 2023 Plan is provided below and the complete text of the 2023 Plan is attached as Annex A to this proxy statement. The following summary of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to Annex A.

Types of Stock Awards

The 2023 Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and stock bonus awards (all such types of awards, collectively, “stock awards”).

Share Reserve

Number of Shares

Subject to adjustments as set forth in the 2023 Plan, the maximum aggregate number of shares of common stock that may be issued under the 2023 Plan will not exceed 1,594,800 shares. The shares may be authorized, but unissued, or reacquired common stock. Furthermore, subject to adjustments as set forth in the 2023 Plan, in no event shall the maximum aggregate number of shares that may be issued under the 2023 Plan pursuant to Incentive Stock Options exceed the number set forth above plus, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the 2023 Plan.

The number of shares available for issuance under the 2023 Plan may, at the discretion of the Plan Administrator (as defined below), be increased on October 1st of each fiscal year beginning with the 2023 fiscal year until the 2023 Plan terminates, in each case, in an amount equal to the lesser of (i) at the discretion of our board of directors, 4% of the shares of common stock issued and outstanding on the last day of the immediately preceding month on a fully-diluted and as-converted basis and (ii) such other number of shares determined by our board of directors.

Lapsed Awards

To the extent, stock awards or awards or shares issued under the 2021 Plan that are assumed by the Company pursuant to the Merger Agreement (“Existing Plan Awards”) expire or are forfeited or becomes unexercisable for any reason without having been exercised in full, or are surrendered pursuant to an exchange program (as defined in the 2023 Plan), the unissued shares that were subject thereto shall continue to be available under the 2023 Plan for issuance pursuant to future stock awards. In addition, any shares which are retained by us upon exercise of a stock award or Existing Plan Award in order to satisfy the exercise or purchase price for such stock award or Existing Plan Award or any withholding taxes due with respect to such stock award or Existing Plan Award shall be treated as not issued and shall continue to be available under the 2023 Plan for issuance pursuant to future stock awards. Shares issued under the 2023 Plan or an Existing Plan Award and later forfeited to us due to the failure to vest or repurchased by us at the original purchase price paid to us for the shares (including without limitation upon forfeiture to or repurchase by us in connection with a participant ceasing to be a service provider) shall again be available for future grant under the 2023 Plan. To the extent a stock award under the 2023 Plan or Existing Plan Award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2023 Plan.

Assumption or Substitution of Awards

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under the 2023 Plan or (b) granting a stock award under the 2023 Plan in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted a stock award under the 2023 Plan if the other company had applied the rules of the 2023 Plan to such grant. In the event the Plan Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code (“Section 409A”), the purchase price or the exercise price, as the case may be, and the number and nature of shares issuable upon exercise or settlement of any such stock award will be adjusted appropriately. In the event the Plan Administrator elects to grant a new option in substitution rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under the 2023 Plan shall not reduce the number of shares authorized for grant under the 2023 Plan or authorized for grant to a participant in any fiscal year.

Eligibility

Employees, directors and independent contractors or our affiliates are all eligible to participate in the 2023 Plan. However, Incentive Stock Options may only be granted to employees.

Administration

The 2023 Plan is administered by our board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”). To the extent desirable to qualify transactions under the 2023 Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated un the 2023 Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.

Stock awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of our board of directors (as defined in the regulations promulgated under Section 16 of the Exchange Act).

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $0.10 million, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.

The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be ten years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any subsidiary, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in Section 424(a) of the Code.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. A stock option may become exercisable upon completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a stock option is exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for such stock option; (y) select the performance goals to be used to measure the performance and (z) determine what additional vesting conditions, if any, should apply. Please refer to the discussion below under “—Performance Goals” for more information. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

If a participant ceases to be a service provider other than for “Cause” (as defined in the 2023 Plan), the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and three months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights (SARs)

The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of common stock on the date of grant. An SAR may become exercisable upon completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If an SAR is exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for such SAR; (y) select the performance goals to be used to measure the performance and (z) determine what additional vesting conditions, if any, should apply. Please refer to the discussion below under “—Performance Goals” for more information. Upon exercise of an SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of common stock, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of common stock. Restrictions may lapse upon the completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If the unvested shares of restricted stock or RSUs are being earned upon the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for each unvested share or RSU; (y) select the performance goals to be used to measure the performance and (z) determine what additional vesting conditions, if any, should apply.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Plan Administrator may impose whatever conditions on vesting as it determines to be appropriate. For example, the Plan Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Plan Administrator are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Plan Administrator. Please refer to the discussion below under “—Performance Goals” for more information.

During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid. During the period of restriction, such dividends or other distributions shall be subject to the same restrictions and risk of forfeiture as the shares of restricted stock with respect to which the dividends accrue and shall not be paid or distributed unless and until such related shares have vested and been earned.

During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.

Stock Bonus Awards

A stock bonus award is an award of shares to an eligible person without a purchase price that is not subject to any restrictions. All stock bonus awards may but are not required to be made pursuant to an award agreement. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award. Payment may be made in the form of cash, whole shares or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Administrator.

Performance Goals

The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management and/or completion of critical staff training initiatives; (26) objective goals relating to projects and (27) enterprise resource planning. Stock awards issued to participants may take into account other criteria (including subjective criteria).

Corporate Transaction

In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock or (iv) a Change in Control (as defined in 2023 Plan), each outstanding stock award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding stock awards (if we are the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (d) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding stock award and lapse of our right to repurchase or re-acquire shares acquired under a stock award or lapse of forfeiture rights with respect to shares acquired under a stock award; (e) the opportunity for participants to exercise the stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto or (f) the cancellation of outstanding stock awards in exchange for no consideration.

Change in Control

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a “Change in Control” (as defined in the 2023 Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Amendment, Termination and Duration of the 2023 Plan

The 2023 Plan will continue in effect for a term of 10 years measured from the date the 2023 Plan was approved by the Board, unless terminated earlier under the terms of the 2023 Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the 2023 Plan.

U.S. Federal Tax Aspects

A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price—the appreciation value—on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.

The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.

A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant (“Section 83(b) election”). The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).

A participant who receives RSUs, performance units or performance shares will not have taxable income upon grant of the stock award; instead the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.

The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have us withhold otherwise deliverable cash or shares, or delivering to us already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that we deem to be reasonable and in accordance with applicable laws.

We will be entitled to a tax deduction in connection with a stock award under the 2023 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE 2023 PLAN AMENDMENT.

REPORT OF THE AUDIT COMMITTEE

Our audit committee currently consists of Messrs. Jordan, Pourdad and Vincent, all of whom are non-management directors. Mr. Pourdad is the chair of our audit committee.

Our audit committee is a committee of our Board comprised solely of independent directors as required by the Nasdaq listing standards and rules and regulations of the SEC. Our audit committee operates under a written charter approved by the Board, which is available on the Company’s website at www.serverobotics.com under “Investors — Governance disclosures.” The composition of our audit committee, the attributes of its members and the responsibilities of our audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Our audit committee reviews and assesses the adequacy of its charter and our audit committee’s performance on an annual basis.

Our audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management. Our audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC. Our audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, our audit committee recommended to our Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Respectfully submitted by the members of the audit committee of our Board:

Ali Pourdad (Chair)

James Buckly Jordan

Olivier Vincent

This report of our audit committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference herein.

EXECUTIVE OFFICERS

Our executive officers and their ages as of May 28, 2024 and positions with the Company are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Executive Officers

Name	Age	Position
Ali Kashani	39	Chief Executive Officer and Chairman of the Board
Touraj Parang	51	President, Chief Operating Officer and Director
Brian Read	34	Chief Financial Officer
Euan Abraham	47	Senior Vice President of Hardware Engineering

Ali Kashani. For a brief biography of Dr. Kashani, please see “Proposal No. 1. Election of Directors—Continuing Directors.”

Touraj Parang. For a brief biography of Mr. Parang, please see “Proposal No. 1. Election of Directors—Continuing Directors.”

Brian Read has served as our Chief Financial Officer since April 2024. Prior to Serve, Mr. Read served as a Controller for Apptronik Inc. from April 2023 to April 2024, as a Global Controller at REE Automotive Ltd. (Nasdaq: REE) from February 2021 to March 2023 and as an Assistant Global Controller at Coherent Corp. (NYSE: COHR) from January 2019 to January 2021. Mr. Read was also an associate and senior associate at PricewaterhouseCoopers LLP from July 2011 to January 2017. Mr. Read holds a Bachelor of Science in Business Administration (Accounting) from Duquesne University and is a Certified Public Accountant (Pennsylvania).

Euan Abraham has served as our Senior Vice President of Hardware Engineering since January 2022. Prior to joining Serve, Mr. Abraham served as Senior Vice President, Hardware Engineering at Latch, Inc. (Nasdaq: LTCH) from October 2018 to September 2021. Prior to that, he served as Vice President, Hardware Engineering at GoPro, Inc. (Nasdaq: GPRO) from October 2015 to October 2018. Mr. Abraham received his Bachelor of Engineering at the University of Sheffield.

EXECUTIVE COMPENSATION

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section discusses the material components of the executive compensation program for the Company’s named executive officers who appear in the “—2023 Summary Compensation Table” below. In 2023, the “named executive officers” and their positions with the Company were as follows:

●	Ali Kashani: Chief Executive Officer

●	Touraj Parang: President & Chief Operating Officer

●	Euan Abraham: Senior Vice President of Hardware Engineering

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.

2023 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the Company’s most recent fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Ali Kashani	2023	105,738	—	—	36,984	—	—	142,722
Chief Executive Officer	2022	192,992	—	—	—	—	—	192,992
Touraj Parang	2023	238,500	—	—	11,655	—	—	250,155
President & Chief Operating Officer	2022	260,583	—	—	—	—	—	260,583
Euan Abraham	2023	270,000	—	—	10,393	—	—	279,890
Senior Vice President of Hardware Engineering	2022	295,000	—	—	—	—	—	295,000

(1)	Stock awards and option awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 10 of the Company’s financial statements for the year ended December 31, 2023.

Salaries

In fiscal year 2023, Dr. Kashani and Messrs. Parang and Abraham received an annual base salary of $105,738, $238,500 and $270,000, respectively, to compensate them for services rendered to Serve. In fiscal year 2022, Dr. Kashani and Messrs. Parang and Abraham received an annual base salary of $192,991, $260,583 and $295,000, respectively, to compensate them for services rendered to Serve. The base salary payable to each of Dr. Kashani and Messrs. Parang and Abraham was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Equity Awards

On April 27, 2021, Dr. Kashani purchased 1,499,866 shares of Serve common stock for an aggregate purchase price of $1,866.67 (the “Kashani Time-Based Award”). On May 6, 2021, Mr. Parang purchased 535,163 shares of Serve common stock for an aggregate purchase price of $828.92 (the “Parang Time-Based Award”). On December 23, 2021, Mr. Abraham was granted an option to purchase 200,875 shares of Serve common stock (the “Abraham Time-Based Award” and together with the Kashani Time-Based Award and the Parang Time-Based Award, the “Time-Based Awards”). The Kashani Time-Based Award, the Parang Time-Based Award, and the Abraham Time-Based Award are each scheduled to vest as to 25% of the shares on February 18, 2022, March 22, 2022, and November 1, 2022, respectively, and as to 1/48th of the shares monthly over the 36 month-period thereafter, subject to the executive’s continued employment through each vesting date.

On April 27, 2021, Dr. Kashani purchased 749,933 shares of Serve common stock for an aggregate purchase price of $933.34 (the “Kashani Milestone-Based Award”). On May 6, 2021, Mr. Parang purchased 267,581 shares of Serve common stock for an aggregate purchase price of $414.46 (the “Parang Milestone-Based Award”). On December 23, 2021, Mr. Abraham was granted an option to purchase 100,437 shares of Serve common stock (the “Abraham Milestone-Based Award” and together with the Kashani Milestone-Based Award and the Parang Milestone-Based Award, the “Milestone-Based Awards”).

The Milestone-Based Awards are each scheduled to vest as to 1/48th of the shares monthly over the 48 month-period following the achievement of a milestone prior to September 30, 2022. Between October and November 2022, the Board retroactively amended the vesting schedule to permit the 48-month vesting period to run from June 15, 2022, regardless of milestone achievement.

On June 6, 2023, Dr. Kashani and Messrs. Parang and Abraham were each granted an option to purchase 45,182, 11,403, and 12,909 shares of Serve common stock, which fully vested on the one-month anniversary of the closing of the Merger, subject to the executive’s continued employment through the vesting date. In addition, on June 6, 2023, Dr. Kashani and Messrs. Parang and Abraham were each granted an option to purchase 19,373, 8,451, and 4,795 shares of Serve common stock, which are scheduled to vest as to 1/48th of the option shares on July 1, 2023 and monthly thereafter, subject to the executive’s continued employment through each vesting date.

Benefits

In 2023, the Company provided benefits to its named executive officers on the same basis as provided to all of its employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. The named executive officers are also eligible to participate in the Company’s 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised stock option or unvested stock award held by each named executive officer as of December 31, 2023.

	Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)(3)	Option expiration date ($)	Number of shares that have not vested (#)		Market value of shares that have not vested ($)(4)
Ali Kashani	4/27/2021	—	—	—	—	437,461	(5)	$1,749,844
	4/27/2021	—	—	—	—	468,708	(6)	$1,874,832
	6/7/2023(8)	45,182	—	$0.95	6/6/2028	—		—
	6/7/2023(9)	2,421	16,952	$0.95	6/6/2028	—		—
Touraj Parang	5/6/2021	—	—	—	—	167,238	(7)	$668,952
	5/6/2021	—	—	—	—	167,238	(6)	$668,952
	6/7/2023(8)	11,403	—	$0.86	6/6/2033	—
	6/7/2023(9)	1,055	7,396	$0.86	6/6/2033	—
Euan Abraham	12 /23/2021(10)	104,622	96,253	$0.49	12/22/2031	—		—
	12/23/2021(11)	37,664	62,773	$0.49	12/22/2031	—		—
	6/7/2023(8)	12,909	—	$0.86	6/6/2033	—		—
	6/7/2023(9)	599	4,196	$0.86	6/6/2033	—		—

(1)	All stock options listed above cover shares of our common stock following the closing of the Merger and were granted under the 2021 Stock Plan.
(2)	All restricted shares listed above cover shares of our common stock following the closing of the Merger. The restricted shares held by Mr. Parang were issued pursuant to the 2021 Stock Plan, while the restricted shares held by Dr. Kashani were issued outside of the 2021 Stock Plan.
(3)	This column represents the fair market value of a share of Serve common stock on the date of grant, as determined by the Board.
(4)	This column represents the number of unvested restricted shares outstanding as of December 31, 2023, multiplied by $4.00, which is the per share value of Serve common stock as of December 31, 2023, based upon the purchase price per share of common stock in the Private Placement (as defined below) in July through October 2023.

(5)	The restricted shares are subject to a 4-year vesting schedule, with 25% of the shares vesting on February 18, 2022 and 1/48th of the shares vesting monthly over the 36 month-period thereafter, subject to the executive’s continued employment through each vesting date.
(6)	The restricted shares are subject to a 4-year vesting schedule running from the date the Board retroactively determined that vesting should run regardless of Milestone achievement, with 1/48th of the shares vesting on July 15, 2022 and monthly thereafter, subject to the executive’s continued employment through each vesting date.
(7)	The restricted shares are subject to a 4-year vesting schedule, with 25% of the shares vesting on March 22, 2022 and 1/48th of the shares vesting monthly over the 36 month-period thereafter, subject to the executive’s continued employment through each vesting date.
(8)	100% of the option shares vested and became exercisable on the one-month anniversary of the closing of the Merger, subject to the executive’s continued employment through the vesting date.
(9)	The options are subject to a 4-year vesting schedule, with 1/48th of the option shares vesting on July 1, 2023 and monthly thereafter, subject to the executive’s continued employment through each vesting date.
(10)	The options are subject to a 4-year vesting schedule, with 25% of the option shares vesting on November 1, 2022 and 1/48th of the option shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.
(11)	The options are subject to a 4-year vesting schedule running from the date the Board retroactively determined that vesting should run regardless of Milestone achievement, with 1/48th of the option shares vesting on July 15, 2022 and monthly thereafter, subject to the executive’s continued employment through each vesting date.

Executive Compensation Arrangements

Touraj Parang Offer Letter

On March 1, 2021, Serve entered into an offer letter with the Company’s President and Chief Operating Officer, Touraj Parang, pursuant to which Mr. Parang is entitled to an annual base salary of $250,000 per year.

Mr. Parang is eligible to participate in the Company employee benefits plans maintained by the Company and generally made available to similarly situated employees. Mr. Parang’s employment is “at-will” and may be terminated by either party at any time.

Subject to the approval of our Board, Mr. Parang will be granted the Parang Time-Based Equity Award which consists of restricted stock award to purchase 666,040 shares of the Company’s common stock. The Parang Time-Based Equity Award will vest over 4 years at the rate of 25% of the total number of the Parang Time-Based Equity Award shares on the one-year anniversary of Mr. Parang’s start date and 1/48th of the total number of the Parang Time-Based Equity Award shares on each monthly anniversary thereafter, subject to his continuous service with the Company through each vesting date. In addition, subject to the approval of our Board, Mr. Parang will be granted the Parang Milestone-Based Equity Award which consists of restricted stock award to purchase 333,020 shares of the Company’s common stock. Once the milestone is achieved, the Parang Milestone-Based Equity Award will vest over 4 years thereafter at the rate of 1/48th of the total number of Parang Milestone-Based Equity Award shares on each monthly anniversary of the Parang Milestone Achievement Date, subject to his continuous service with the Company through each vesting date. For additional information regarding the Parang Time-Based Award and Parang Milestone-Based Award, please see the section below titled “—Potential Payments Upon Termination or Change in Control — Time-Based Awards and Milestone-Based Awards.”

Mr. Parang will continue to be employed by the Company under the terms of his offer letter with the Company.

For additional information regarding a termination payment letter entered into with Mr. Parang in fiscal year 2021, please see the section below titled “—Potential Payments Upon Termination or Change in Control—Parang Termination Payment Letter” in this Proxy Statement.

Euan Abraham Offer Letter

On October 7, 2021, Serve entered into an offer letter whereby Euan Abraham agreed to serve as the Company’s Senior Vice President of Hardware Engineering beginning January 1, 2022 pursuant to which Mr. Abraham is entitled to an annual base salary of $300,000 per year. In November 2022, Mr. Abraham’s annual base salary was adjusted to $240,000 per year.

Mr. Abraham is eligible to participate in the Company employee benefits plans maintained by the Company and generally made available to similarly situated employees. Mr. Abraham’s employment is “at-will” and may be terminated by either party at any time.

Mr. Abraham will continue to be employed by the Company under the terms of his offer letter with the Company.

Potential Payments Upon Termination or Change in Control

Time-Based Awards and Milestone-Based Awards

The Time-Based Awards and Milestone-Based Awards granted to Dr. Kashani and Mr. Parang will fully vest upon a termination of service by the Company without “cause” or upon the executive’s resignation for “good reason” (each, an “involuntary termination”). The acceleration of the Kashani Time-Based Award and the Kashani Milestone-Based Award is subject to Dr. Kashani’s return of all Company property in his possession within 10 business days following the date of involuntary termination and his execution of a general release of all claims that becomes effective no later than the 30th day after the date of involuntary termination.

In the event the applicable executive’s service with the Company terminates for any reason, any unvested shares subject to the Time-Based Awards and Milestone-Based Awards granted to Dr. Kashani and Mr. Parang may be repurchased by the Company within 3 months following the date of termination at the original purchase price paid for the shares. In addition, in the event the applicable executive’s service with the Company terminates for any reason on or prior to February 18, 2025, any vested shares subject to the Milestone-Based Awards granted to Dr. Kashani and Mr. Parang may be repurchased by the Company within 3 months following the date of termination at the lesser of (x) a purchase price per share of the Company’s common stock equal to $500 million divided by the then fully diluted capitalization of the Company or (y) the then current fair market value per share of the Company’s common stock (the “Award Call Option”).

For purposes of the Time-Based Awards and the Milestone-Based Awards granted to Dr. Kashani and Mr. Parang, “cause” means: (i) any material breach by the executive of any material written agreement between the executive and the Company and the executive’s failure to cure such breach within 30 days after receiving written notice thereof; (ii) any failure by the executive to comply with the Company’s material written policies or rules as they may be in effect from time to time; (iii) neglect or persistent unsatisfactory performance of the executive’s duties and the executive’s failure to cure such condition within 30 days after receiving written notice thereof; (iv) the executive’s repeated failure to follow reasonable and lawful instructions from the Board and the executive’s failure to cure such condition within 30 days after receiving written notice thereof; (v) the executive’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (vi) the executive’s commission of or participation in an act of fraud against the Company; (vii) the executive’s intentional material damage to the Company’s business, property or reputation; or (viii) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the Company.

For purposes of the Kashani Time-Based Award and the Kashani Milestone-Based Award, “good reason” means the executive’s resignation due to the occurrence of any of the following conditions which occurs without the executive’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (i) the executive’s then-current base salary is reduced by more than 10% (other than as part of an across-the-board salary reduction applicable to all similarly situated employees); (ii) a material reduction of the executive’s duties, authority, responsibilities or reporting relationship, relative to the executive’s duties, authority, responsibilities or reporting relationship as in effect immediately prior to such reduction; or (iii) the Company (or its successor) conditions the executive’s continued service on the executive being transferred to a site of employment that would increase the executive’s one-way commute by more than 50 miles from the executive’s then-principal residence. In order for the executive to resign for good reason, the executive must provide written notice to the Company of the existence of the good reason condition within 30 days of the initial existence of such condition. Upon receipt of such notice, the Company will have 30 days during which it may remedy the condition and not be required to provide for the acceleration described herein as a result of such proposed resignation. If the condition is not remedied within such 30-day period, the executive may resign based on the condition specified in the notice effective no later than 60 days following the expiration of the Company’s 30-day cure period.

For purposes of the Parang Time-Based Award and the Parang Milestone-Based Award, “good reason” means the executive’s resignation due to the occurrence of any of the following conditions which occurs without the executive’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (i) a reduction of the executive’s then current base salary by 10% or more unless such reduction is part of a generalized salary reduction affecting similarly situated employees; (ii) a change in the executive’s position with the Company that materially reduces the executive’s duties, level of authority or responsibility; or (iii) the Company conditions the executive’s continued service with the Company on the executive’s being transferred to a site of employment that would increase the executive’s one-way commute by more than 35 miles from Purchaser’s then principal residence.

Parang Termination Payment Letter

On June 23, 2021, Serve entered into a termination payment letter agreement with Mr. Parang (the “Parang Termination Payment Letter”), which provides that if (i) the Company terminates Mr. Parang’s service with the Company without cause on or prior to February 18, 2025 and (ii) the Company exercises its Award Call Option with respect to all or a portion of the Parang Milestone-Based Award, then the Company will pay Mr. Parang a termination payment equal to the product of (i) the shares repurchased by the Company pursuant to the Award Call Option, multiplied by (ii) the excess, if any, of (x) the purchase price per share of the Company’s common stock equal to $500 million divided by the Company’s then fully diluted capitalization as of the date of termination over (y) the per share fair market value of the Company’s common stock as of the date of termination. The termination payment will be paid in a lump sum on the first regularly scheduled payroll date after the 30th day following the date of termination. The termination payment is subject to Mr. Parang’s return of all Company property in his possession within 10 business days following the date of involuntary termination and his execution of a general release of all claims that becomes effective no later than the 30th day after the date of termination.

Kashani Termination Payment Letter

On September 27, 2021, Serve entered into a termination payment letter agreement with Dr. Kashani (the “Kashani Termination Payment Letter”), which provides that if (i) the Company terminates Dr. Kashani’s service with the Company without cause on or prior to February 18, 2025 and (ii) the Company exercises its Award Call Option with respect to all or a portion of the Kashani Milestone-Based Award, then the Company will pay Dr. Kashani a termination payment equal to the product of (i) the shares repurchased by the Company pursuant to the Award Call Option, multiplied by (ii) the excess, if any, of (x) the purchase price per share of the Company’s common stock equal to $500 million divided by the Company’s then fully diluted capitalization as of the date of termination over (y) the per share fair market value of the Company’s common stock as of the date of termination. The termination payment will be paid in a lump sum on the first regularly scheduled payroll date after the 30th day following the date of termination. The termination payment is subject to Dr. Kashani’s return of all Company property in his possession within 10 business days following the date of involuntary termination and his execution of a general release of all claims that becomes effective no later than the 30th day after the date of termination.

Compensation Recovery Policy

In accordance with the final rules adopted by the SEC and Nasdaq implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, our Board approved the Serve Robotics Inc. Compensation Recovery Policy, effective as of October 2, 2023, which provides that in the event the Company is required to restate any of its financial statements that have been filed with the SEC, then the compensation committee will seek to recover any erroneously awarded performance-based incentive-based compensation (including any performance-based cash and equity awards and salary increases earned wholly or in part based on the attainment of financial performance goals) received by any person who is or was a Section 16 officer during the three-fiscal year recovery period.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2023. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,515,386	(1)	$0.61	1,313,949	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,515,386	(1)	$0.61	1,313,949	(2)

(1)	Includes 1,515,386 shares of our common stock issuable upon exercise of options originally granted under the 2021 Plan.
(2)	Includes 1,313,949 shares of our common stock available for issuance under the 2023 Plan. The number of shares available for issuance under the 2023 Plan may, at the discretion of the Board or a committee thereof, be increased on October 1st of each fiscal year beginning with the 2023 fiscal year until the 2023 Plan terminates, in each case, in an amount equal to the lesser of (i) at the discretion of our Board, 4% of the shares of common stock issued and outstanding on the last day of the immediately preceding month on a fully-diluted and as-converted basis and (ii) such other number of shares determined by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 28, 2024 for:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors and nominees for director; and

●	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 37,098,653 shares of our common stock outstanding as of May 28, 2024. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Serve Robotics Inc., Attention: Corporate Secretary, 730 Broadway, Redwood City, CA 94063.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Postmates, LLC(1)	5,298,833	14.3%
NVIDIA(2)	3,727,033	10.0%
Directors, Director Nominees and Named Executive Officers
Ali Kashani(3)	2,361,754	6.4%
Shares subject to voting by proxy(4)	6,860,053	18.5%
Touraj Parang(5)	816,432	2.2%
James Buckly Jordan(6)	747,297	2.0%
Olivier Vincent	9,928	*
Ali Pourdad(7)	31,283	*
Euan Abraham(8)	200,433	*
Sarfraz Maredia	-	*
David Goldberg(9)	50,000	*
Brian Read	-	*
All directors, director nominees and executive officers as a group (nine persons)	8,024,639	21.4%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)	Postmates is the wholly-owned subsidiary of Uber. The address of Uber is 1725 3rd Street, San Francisco, California 94158. The foregoing information is solely from a Schedule 13D reflecting beneficial ownership of the Company’s common stock filed on May 8, 2024.
(2)	The address of NVIDIA is 2788 San Tomas Expressway, Santa Clara, California 95051.
(3)	Consists of (i) 2,205,309 shares of common stock held directly by Ali Kashani, (ii) 16,070 shares of common stock held by Nikki Stoddart, the spouse of Dr. Kashani, (iii) 80,350 shares of common stock held by Salma Kashani, (iv) 8,035 shares of common stock held by Ali Sadeghi Hariri, (v) 1,562 shares underlying warrants to purchase common stock which are exercisable within 60 days of May 28, 2024, and (vi) 50,428 shares of common stock underlying options which are or will become exercisable within 60 days of May 28, 2024. Dr. Kashani shares control of the shares of common stock held by Ms. Stoddart. 1,031,159 shares of common stock held by Dr. Kashani are subject to a repurchase option held by the Company in the event that Dr. Kashani’s service with the Company is terminated.
(4)	Consists of shares of common stock held by holders of pre-Merger common stock over which Dr. Kashani holds an irrevocable proxy, pursuant to the agreements between the Company and such stockholders. The Company does not believe that the parties to these voting agreements constitute a “group” under Section 13 of the Exchange Act, as Dr. Kashani exercises voting control over these shares. Dr. Kashani does not have dispositive control over these shares of common stock.
(5)	Consists of (i) 794,709 shares of common stock held by Touraj Parang, (ii) 2,008 shares of common stock held by Armin Parang, Mr. Parang’s brother, (iii) 2,008 shares of common stock held by Payman Parang, Mr. Parang’s brother, (iv) 2,008 shares of common stock held by Shaghayegh Ahkami, Mr. Parang’s sister-in-law, (v) 2,008 shares of common stock held by Shahyar Ahkami, Mr. Parang’s brother-in-law, and (vi) 13,691 shares of common stock underlying options which are or will become exercisable within 60 days of May 28, 2024. Mr. Parang disclaims beneficial ownership of the shares of common stock held by Armin Parang, Payman Parang, Shaghayegh Ahkami and Shahyar Ahkami. 379,074 shares of common stock held by Mr. Parang are subject to a repurchase option held by the Company in the event that Mr. Parang’s service with the Company is terminated.
(6)	Consists of (i) 1,771 shares of common stock held directly by James Buckly Jordan, (ii) 659,035 shares of common stock held by Wavemaker Global Select II, LLC, (iii) 9,200 shares held by Future VC, LLC, and (iv) 77,291 shares of common stock held by Match Robotics VC, LLC. James Buckly Jordan is the Managing Partner of Wavemaker Global Select II, LLC and has dispositive power over the shares of common stock held thereby. Future VC, LLC and Match Robotics VC, LLC are controlled by James Buckly Jordan. The address of Wavemaker Global Select II, LLC is 1 Nanson Road #03-00, Singapore 238909. The address for Future VC, LLC is 1438 9th St., Santa Monica, California 90401. The address for Match Robotics VC, LLC is 1134 11th Street, Suite 101, Santa Monica, California 90403.
(7)	Shares of common stock are held by Pourdad Capital Corp. over which Ali Pourdad has control.
(8)	Consists of 200,433 options to purchase shares of common stock which are or will become exercisable within 60 days of May 28, 2024.
(9)	Consists of 50,000 restricted stock units which have vested vest or will vest within 60 days of May 28, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below, we describe transactions since January 1, 2023, in which the amounts involved exceeded or will exceed the lesser of (i) $120,000 and (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years, between the Company and any of our directors, director nominees, executive officers, or beneficial holders of more than 5% of Serve’s pre-Merger capital stock. Other than as described below, there have not been transactions to which we have been a party other than compensation arrangements, which are described under “Executive Compensation.” The following description is historical and has not been adjusted to give effect to the Merger.

Secured Subordinated Promissory Note with Ali Kashani

On December 27, 2023, Serve issued a Secured Subordinated Promissory Note (the “December 2023 Kashani Note”) to Ali Kashani, a holder of greater than 5% of the capital stock of Serve who serves as Chief Executive Officer and is a member of the Board, in exchange for a loan with the aggregate principal amount of $70,000. Pursuant to the December 2023 Kashani Note, the loan accrued interest on the unpaid principal amount at a rate of 7.67% per annum, computed as simple interest. Serve repaid the December 2023 Kashani Note on January 3, 2024.

On June 28, 2023, Serve issued a Secured Subordinated Promissory Note (the “June 2023 Kashani Note”) to Dr. Kashani, in exchange for a loan with the aggregate principal amount of $449,000. Pursuant to the June 2023 Kashani Note, the loan accrued interest on the unpaid principal amount at a rate of 7.67% per annum, computed as simple interest. Dr. Kashani was entitled to an exit fee equal to 16% of the stated principal amount of the June 2023 Kashani Note, less the total amount of interest that accrued on the June 2023 Kashani Note prior to the closing of the Merger (the “Kashani Exit Fee”). Serve paid the Kashani Exit Fee and repaid the June 2023 Kashani Note upon the closing of the Merger. On August 4, 2023, payment of $520,840 was made to Dr. Kashani as repayment of the promissory note, which includes $449,000 in principal and $71,840 in interest. No additional fees were paid.

Consultant Agreement with David Goldberg

On September 18, 2023, Serve entered into a consulting agreement (the “Consulting Agreement”) with Mr. Goldberg, a nominee for election as a Class I director at the Annual Meeting. Pursuant to the Consulting Agreement, Mr. Goldberg was paid a one-time fee of $50,000 as well as an additional payment of $125,000 that was contingent upon the Company closing new financing during the term of the Consulting Agreement, for a total cash payment of $175,000. Additionally, in connection with the Consulting Agreement, the Company granted Mr. Goldberg a restricted stock unit award of 50,000 shares of the Company’s common stock, all of which vested on May 18, 2024. The Consulting Agreement terminated on March 18, 2024.

Related Party Transactions with Uber Technologies Inc.

As described elsewhere in this Proxy Statement, Serve is a spin-off of Uber. Serve was initially formed in 2017 as the X division of Postmates, which was acquired by Uber in 2020. Uber held greater than 5% of Serve’s pre-Merger capital stock. Sarfraz Maredia is VP, Head of Americas, Delivery at Uber and serves as a member of our Board.

Convertible Promissory Note

On January 2, 2024, we issued a convertible promissory note (the “Postmates Convertible Promissory Note”) to Postmates. The Postmates Convertible Promissory Note bore interest at a rate of 6.00% per year, compounded annually, and was due and payable upon request by Postmates on or after the 12-month anniversary of the original issuance date of the Postmates Convertible Promissory Note. We were not permitted to prepay or repay the Postmates Convertible Promissory Note in cash without Postmates’ consent. The aggregate gross proceeds from the issuance of the Postmates Convertible Promissory Note were $500,000. On April 22, 2024, the Postmates Convertible Promissory Note was converted into 210,025 shares of our common stock at a conversion price of $2.42 per share.

Master Framework Agreement and Project Plan

Uber and the Company entered into the Master Framework Agreement, effective September 3, 2021 which was amended by Amendment No. 1 to the Master Framework Agreement, dated June 7, 2022, Amendment No. 2 to the Master Framework Agreement, dated January 12, 2023 and Amendment No. 3 to the Master Framework Agreement, dated September 6, 2023 (as amended, the “Master Framework Agreement”). The term of the Master Framework Agreement has been extended twice and is currently effective until February 24, 2027 and automatically renews for one-year periods unless terminated. Pursuant to the Master Framework Agreement, the Company agreed to provide delivery robots for Uber deliveries and Uber to pay delivery fees based on the services provided by the delivery robots. In addition, among other things, under the Master Framework Agreement, the Company is obligated to obtain and maintain the necessary regulatory approvals and licenses and certain types and levels of insurance for the robots.

The Company and Uber entered into separate Project Plans on February 3, 2022 (“Project Plan #1”) and May 26, 2022 (“Project Plan #2” and together with Project Plan #1, the “Project Plans”) for deployment of the Company’s robots to perform concurrent deliveries on Uber’s platform. Under Project Plan #1, Uber and the Company worked together to onboard 10 robots to perform concurrent deliveries on Uber’s platform in a mutually agreed upon operating area in Los Angeles, California. Entering into Project Plan #2 signified satisfactory completion of Project Plan #1. Under Project Plan #2, Uber and the Company are working together to deploy up to 2,000 robots on Uber’s platform in multiple cities in the U.S. Each of these Project Plans is governed by the terms of the Master Framework Agreement. Pursuant to the Project Plans, the Company and Uber have agreed to meet monthly to discuss completion dates and key milestones for the Master Framework Agreement and to establish operating areas.

The Master Framework Agreement provides for certain negotiated indemnification terms, including indemnification by the Company for damages resulting from third-party intellectual property rights claims. The Project Plans require the Company to maintain commercial insurance during the term of the Project Plans, including for general liability, auto liability and workers’ compensation.

Related Party Transactions with NVIDIA

Convertible Promissory Note

On January 2, 2024, we issued a convertible promissory note (“the NVIDIA Convertible Promissory Note”) to NVIDIA. The NVIDIA Convertible Promissory Note bore interest at a rate of 6.00% per year, compounded annually, and was due and payable upon request by NVIDIA on or after the 12-month anniversary of the original issuance date of the NVIDIA Convertible Promissory Note. We were not permitted to prepay or repay the NVIDIA Convertible Promissory Note in cash without NVIDIA’s consent. The aggregate gross proceeds from the issuance of the NVIDIA Convertible Promissory Note were $2,500,000. On April 22, 2024, the NVIDIA Convertible Promissory Note was converted into 1,050,129 shares of our common stock at a conversion price of $2.42 per share.

Equity Financings

2024 Underwritten Public Offering

In March 2024, we entered into an underwriting agreement, or the Underwriting Agreement, with Aegis Capital Corp., pursuant to which we issued and sold 10,000,000 shares of our common stock at the public offering price of $4.00 per share. The aggregate net proceeds from the offering totaled approximately $35.7 million after deducting underwriting discounts and commissions, as well as other offering expenses.

The following table sets forth the number of shares of our common stock purchased in our registered public offering by a related party:

Purchaser	Shares of Common Stock Purchased	Aggregate Purchase Price
Postmates, LLC	1,125,000	$4,500,000

SAFEs

Between February 4, 2022 and March 9, 2022, Serve issued SAFEs for an aggregate purchase amount of $10.59 million to investors of Serve (the “February 2022 SAFEs”). Between December 1, 2022 and January 18, 2023, Serve issued SAFEs for an aggregate purchase amount of $4.97 million to investors of Serve (the “December 2022 SAFEs” and, together with the February 2022 SAFEs, the “SAFEs”). The following table summarizes the purchase of SAFEs by related persons:

Purchaser	Aggregate Purchase Price for SAFEs
NEO 2.0, L.P.(1)	$987,483
NEO 2.0a, L.P.(1)	$12,517
NVIDIA	$9,000,000
Postmates, LLC(2)	$2,000,000
Wavemaker Pacific 4, L.P.(3)	$1,000,000

(1)	The general partner of each of NEO 2.0., L.P. and NEO 2.0a, L.P. is NEO GP. NEO GP and its affiliates hold greater than 5% of the pre-Merger capital stock of Serve.
(2)	Postmates, LLC is a wholly-owned subsidiary of Uber, which holds greater than 5% of the pre-Merger capital stock of Serve. Sarfraz Maredia is VP, Head of Americas, Delivery at Uber and serves as a member of the Board.
(3)	Wavemaker Pacific 4, L.P. holds greater than 5% of Serve’s pre-Merger capital stock.

Registration Rights Agreement

In connection with the Merger and the sale of 3,183,671 shares of our common stock pursuant to a private placement offering in multiple closings (“Private Placement”), on July 31, 2023, we entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed that promptly, but no later than 60 calendar days from the final closing of the Private Placement, we would file, subject to customary exceptions, a registration statement with the SEC covering the registrable securities (the “Registration Statement”). All of our current directors, executive officers and holders of more than 5% of our capital stock are parties to the Registration Rights Agreement. We must use commercially reasonable efforts to keep the Registration Statement effective for five years from the date it was declared effective by the SEC or until the date on which all registrable securities have been transferred other than to certain enumerated permitted assignees under the Registration Rights Agreement.

Participation in Private Placement

Certain of our existing investors, including investors affiliated with certain of our directors and officers, have purchased an aggregate of 1,258,221 shares of our common stock in the Private Placement, for an aggregate gross purchase price of $5.01 million. Such purchases were made on the same terms as the shares that were sold to other investors in the Private Placement and not pursuant to any pre-existing contractual rights or obligations. Each of NVIDIA, and Postmates, LLC, who hold more than 5% of our capital stock, and Mr. Vincent and Dr. Kashani participated in the Private Placement.

Other Transactions

We have granted stock options to our directors and executive officers. For a description of these stock options, see “Executive Compensation” of this Proxy Statement.

Indemnification Agreements

We maintain indemnification agreements with each of our current directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related Party Transactions

We did not have a formal review and approval policy for related party transactions at the time of some of the transactions described above. However, all of the transactions described above were entered into after presentation, consideration and approval by our Board. On July 31, 2023, our audit committee adopted a charter which requires the audit committee to conduct appropriate review and oversight of related party transactions.

WHERE YOU CAN FIND MORE INFORMATION

We file electronically with the SEC annual, quarterly and current reports, proxy statements and other information. We make available on our website at www.serverobotics.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Proxy Statement, Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, including the Notice, or if you currently receive multiple copies and would like to request householding of your communications, please notify your broker or us. Direct your written request to Serve Robotics Inc., Attention: Corporate Secretary, 730 Broadway, Redwood City, California 94063 or by telephone at (818) 860-1352. In the event a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address or phone number.

ANNUAL REPORT

Fiscal Year 2023 Annual Report and SEC Filings

Our financial statements for our year ended December 31, 2023 are included in our Annual Report on Form 10-K. This Proxy Statement and our annual report are posted on our website at www.serverobotics.com under “Investors” and are available from the SEC at its website at www.sec.gov.

You may also obtain a copy of our annual report, without charge, by sending a written request to Serve Robotics Inc., Attention: Corporate Secretary, 730 Broadway, Redwood City, California 94063.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than April 23, 2025. However, if the date of the annual meeting of stockholders in 2025, or the 2025 Annual Meeting, is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 Annual Meeting. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Serve Robotics Inc., Attention: Corporate Secretary, 730 Broadway, Redwood City, CA 94063. We also encourage you to submit any such proposals via email to investor.relations@serverobotics.com.

If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal outside of Rule 14a-8 of the Exchange Act at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting (i) by or at the direction of the Board or (ii) by a stockholder who was a stockholder of record at the time of giving notice, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who has delivered timely notice in proper form, containing the information specified in our bylaws, to our Corporate Secretary at our principal executive offices of the stockholder’s intention to bring such business before the meeting.

In accordance with the advance notice procedure specified in our bylaws, for any stockholder proposal submitted outside the processes of Rule 14a-8 of the Exchange Act to be considered timely, the required notice must be in writing and received by our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is convened more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received not later than the close of business on the later of (i) the 90th day prior to the scheduled date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting was first made. Accordingly, for stockholder proposals to be brought before the 2025 Annual Meeting, the required notice must be received by our corporate secretary at our principal executive offices not later than April 23, 2025 and no earlier than March 24, 2025. Stockholder proposals and the required notice should be addressed to Serve Robotics Inc., Attention: Corporate Secretary, 730 Broadway, Redwood City, CA 94063.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees in connection with our 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 23, 2025.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

Ali Kashani
Chief Executive Officer
Redwood City, California
June 7, 2024

Appendix A

SERVE ROBOTICS INC.

2023 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders, and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Stock Bonus Awards.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means a Parent, a Subsidiary or any corporation or other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

(c) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Parent or Affiliate, as such laws, rules, and regulations shall be in effect from time to time.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Bonus Awards.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (C) neglect or persistent unsatisfactory performance of Participant’s duties; (D) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer; (E) Participant’s indictment for, conviction of, or plea of guilty or nolo contendere to, any felony or crime that results in, or is reasonably expected to result in, a material adverse effect on the business or reputation of the Company; (F) Participant’s commission of or participation in an act of fraud against the Company; (G) Participant’s intentional damage to the Company’s business, property or reputation; or (H) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability (or that of any Affiliate or any successor thereto, as appropriate) to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws.

(h) “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii) The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(h)(i));

(iii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv) The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(h), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate;

(2) a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;

(3) the Company; and

(4) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(i) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Serve Robotics Inc., a Delaware corporation, or any successor thereto.

(m) “Determination Date” means any time when the achievement of the Performance Goals associated with the applicable Performance Period remains substantially uncertain; provided, however, that without limiting the foregoing, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Performance Goals shall be deemed to be substantially uncertain.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code in the case of Incentive Stock Options, and for all other Awards, means as determined by the Social Security Administration or the long-term disability plan maintained by the Company; provided however, that if the Participant resides outside of the United States, “Disability” shall have such meaning as is required by Applicable Laws.

(p) “Effective Date” means July 31, 2023.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (x) any action described in Section 15 or any action taken in connection with a Change in Control transaction nor (y) any transfer or other disposition permitted under Section 14. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Administrator in its sole discretion without approval by the Company’s stockholders.

(t) “Existing Plan” means the 2021 Stock Plan maintained by the Company as of immediately prior to the Effective Date.

(u) “Existing Plan Awards” means awards or Shares issued under the Company’s 2021 Stock Plan that are assumed by the Company pursuant to that certain Agreement and Plan of Merger and Reorganization by and among Patricia Acquisition Corp., Serve Acquisition Corp., and Serve Robotics Inc., dated July 31, 2023.

(v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Section 409A of the Code.

(w) “Fiscal Year” means the fiscal year of the Company.

(x) “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Company or an Affiliate to render services to such entity or who renders, or has rendered, services to the Company, or any Parent, Subsidiary or affiliate and is compensated for such services.

(z) “Inside Director” means a Director who is an Employee.

(aa) “Insider” means an officer or director of the Company or any other person whose transactions in Common Stock are subject to Section 16 of the Exchange Act.

(bb) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Option” means a stock option granted pursuant to the Plan.

(ee) “Outside Director” means a Director who is not an Employee.

(ff) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(gg) “Participant” means the holder of an outstanding Award.

(hh) “Performance Goal” means a formula or standard determined by the Administrator with respect to each Performance Period based on one or more of the following criteria and any adjustment(s) thereto established by the Administrator: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; and (27) enterprise resource planning. Awards issued to Participants may take into account other criteria (including subjective criteria). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any Affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(ii) “Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Awards. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.

(jj) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(kk) “Plan” means this 2021 Equity Incentive Plan.

(ll) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

(mm) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(oo) “Section 16(b)” means Section 16(b) of the Exchange Act.

(pp) “Service Provider” means an Employee, Director or Independent Contractor.

(qq) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(rr) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(ss) “Stock Bonus Award” means an Award granted pursuant to Section 10 of the Plan.

(tt) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(uu) “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Sections 3(b) and 15, the maximum aggregate number of Shares that may be issued under the Plan will not exceed 1,594,800 new Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 15 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Sections 3(b) and 3(c).

(b) Share Reserve Increase. The number of Shares available for issuance under the Plan may be increased, at the discretion of the Administrator, effective on October 1st of each Fiscal Year beginning with the 2023 Fiscal Year and ending on (and including) October 1st of the 2033 Fiscal Year, in each case, in an amount equal to the lessor of (i) at the discretion of the Board, in an amount up to 4% of the outstanding Shares on the last day of the immediately preceding month (calculated on a fully-diluted and as-converted basis) and (ii) such other number of Shares determined by the Board.

(c) Lapsed Awards. To the extent an Award or Existing Plan Award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares which are retained by the Company upon exercise of an Award or Existing Plan Award in order to satisfy the exercise or purchase price for such Award or Existing Plan Award or any withholding taxes due with respect to such Award or Existing Plan Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards.  Shares issued under the Plan or any Existing Plan Award and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant ceasing to be a Service Provider) shall again be available for future grant under the Plan. To the extent an Award under the Plan or Existing Plan Award is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(d) Assumption or Substitution of Awards by the Company. The Administrator, from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under this Plan or (b) granting an Award under this Plan in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code, the purchase price or the exercise price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately. In the event the Administrator elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under this Plan shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any fiscal year.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value in accordance with Section 2(t)(iii);

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program; provided however, that the Administrator shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of the Company’s stockholders;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying non-U.S. Applicable Laws, for qualifying for favorable tax treatment under non-U.S. Applicable Laws or facilitating compliance with non-U.S. Applicable Laws (sub-plans may be created for any of these purposes);

(x) to modify or amend each Award (subject to Section 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(xi) adjust Performance Goals to take into account changes in Applicable Laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Administrator deems necessary or appropriate to avoid windfalls or hardships;

(xii) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) Delegation. To the extent permitted by Applicable Laws, the Board or Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. To the extent permitted by Applicable Laws, the Board or Committee may delegate to one or more officers of the Company who may be (but are not required to be) Insiders (“Officers”), the authority to do any of the following (i) designate Employees who are not Insiders to be recipients of Awards, (ii) determine the number of Shares to be subject to such Awards granted to such designated Employees, and (iii) take any and all actions on behalf of the Board or Committee other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to the Company or its Affiliates; provided, however, that the Board or Committee resolutions regarding any delegation with respect to (i) and (ii) will specify the total number of Shares that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any Awards will be granted on the form of Award Agreement most recently approved for use by the Board or Committee, unless otherwise provided in the resolutions approving the delegation authority.

(e) Administration of Awards Subject to Performance Goals. The Administrator will, in its sole discretion, determine the Performance Goals, if any, applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Goals) on or prior to the Determination Date. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall determine and approve the extent to which such Performance Goals have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned.

(f) Section 16 of the Exchange Act. Awards granted to Participants who are Insiders must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

5. Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Bonus Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted. With respect to the Administrator’s authority in Section 4(b)(x), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Administrator, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Administrator, any extension of the term of an Option pursuant to this Section 6(a) shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. An Option may become exercisable upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If an Option is exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for such Option; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of his or her termination for Cause and the Participant will be prohibited from exercising his or her Option from and after the date of such termination. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be terminated for Cause.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. These restrictions may lapse upon the completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If the unvested Shares of Restricted Stock are being earned upon the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for each unvested Share; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions, including, without limitation, restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid. During the Period of Restriction, such dividends or other distributions shall be subject to the same restrictions and risk of forfeiture as the shares of Restricted Stock with respect to which the dividends accrue and shall not be paid or distributed unless and until such related Shares have vested and been earned.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be cancelled and returned as unissued Shares to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. A Restricted Stock Unit Award may vest upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If Restricted Stock Units vest based upon satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for the Restricted Stock Units; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f) Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed unearned Restricted Stock Units will be forfeited to the Company for future issuance.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. A Stock Appreciation Right may become exercisable upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If a Stock Appreciation Right is exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for such Stock Appreciation Right; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Stock Bonus Awards.

(a) Awards of Stock Bonuses. A Stock Bonus Award is an award of Shares to an eligible person without a purchase price that is not subject to any restrictions. All Stock Bonus Awards may but are not required to be made pursuant to an Award Agreement.

(b) Terms of Stock Bonus Awards. The Administrator will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award.

(c) Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares subject to the Stock Bonus Award on the date of payment, as determined in the sole discretion of the Administrator.

11. Outside Director Limitations. Stock awards granted during a single fiscal year under the Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, shall not exceed $500,000 in total value for any Outside Director. Such applicable limit shall include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments. Stock awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was an Independent Contractor but not an Outside Director will not count for purposes of the limitations set forth in this Section 11.

12. Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company or any Affiliate. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

13. Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Committee or the Administrator, in that party’s sole discretion, may (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award (in accordance with Section 409A of the Code, as applicable). In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award. Notwithstanding the forgoing, all adjustments under this Section 15 shall be made in a manner that does not result in taxation under Section 409A of the Code.

(b) Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Corporate Transaction. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock or (iv) a Change in Control (each, a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided further, that at the discretion of the Administrator, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder; (E) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire Shares acquired under an Award or lapse of forfeiture rights with respect to Shares acquired under an Award; (F) the opportunity for Participants to exercise their Options prior to the occurrence of the Corporate Transaction and the termination (for no consideration) upon the consummation of such Corporate Transaction of any Options not exercised prior thereto; or (G) the cancellation of outstanding Awards in exchange for no consideration.

(d) Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

16. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to such Award.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, or (c) delivering to the Company already-owned Shares; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws.

(c) Compliance With Section 409A of the Code. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Section 409A of the Code.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

20. Clawback/Recovery. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Compensation Recovery Policy”). The Administrator may require a Participant to forfeit or return to and/or reimburse the Company for all or a portion of the Award and/or Shares issued under the Award, any amounts paid under the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws. For the avoidance of doubt, each Participant shall be subject to compliance with Applicable Laws, the Company’s Code of Business Conduct and Ethics, and the Company’s corporate policies, as applicable, including without limitation the Company’s Compensation Recovery Policy. Notwithstanding anything to the contrary herein, (i) compliance with Applicable Law, the Company’s Code of Business Conduct and Ethics, and the Company’s corporate policies, as applicable, shall be a pre-condition to earning, or vesting in respect of, any Award under this Plan and (ii) any Awards under this Plan which are subject to the Company’s Compensation Recovery Policy will not be earned or vested, even if already granted, paid or settled, until the Company’s Compensation Recovery Policy ceases to apply to such Awards and any other vesting conditions applicable to such Awards are satisfied.

21. Term of Plan. Subject to Section 25 of the Plan, the Plan will become effective as of the Effective Date. The Plan will continue in effect for a term of ten (10) years measured from the earlier of the date the Board approves this Plan or the approval of this Plan by the Company’s stockholders, unless terminated earlier under Section 22 of the Plan.

22. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise or vesting (as applicable) of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

24. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26. Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

o   O   o

APPENDIX B

AMENDMENT TO
THE SERVE ROBOTICS INC.

2023 EQUITY INCENTIVE PLAN

This Amendment (this “Amendment”) to Serve Robotics Inc.’s 2023 Equity Incentive Plan (the “Plan”) is dated as of July 22, 2024.

WHEREAS, pursuant to Section 4(b)(ix) of the Plan, the Administrator has the authority to amend the Plan, subject to the extent necessary and desirable to comply with Applicable Laws; and

WHEREAS, the Board deems it advisable and in the best interests of the Company and its stockholders to amend the Plan to increase the number of shares for which awards may be granted under the Plan by an additional 3,703,549 shares.

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.	Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have their respective meanings ascribed to them in the Plan.

2.	Amendment. Section 3(a) of the Plan shall be, and is, hereby amended and restated in its entirety as follows:

Stock Subject to the Plan. Subject to the provisions of Sections 3(b) and 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5,250,004 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 15 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Sections 3(b) and 3(c).

3.	Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4.	Effectiveness. This Amendment is effective as of the date first written above.

* * *

B-1

serve

SERVE ROBOTICS INC.
730 BROADWAY
REDWOOD CITY, CA 94063

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SERV2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 21, 2024. Have your proxy card in hand when you call and then follow the instructions.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53078-P14480 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SERVE ROBOTICS INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	**For**	**Withheld**
1a. Sarfraz Maredia	☐	☐
1b. David Goldberg	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V53079-P14480

SERVE ROBOTICS INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 22, 2024 12:00 PM PDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Touraj Parang and Brian Read, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of capital stock of SERVE ROBOTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM PDT, on July 22, 2024, virtually at www.virtualshareholdermeeting.com/SERV2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side